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                                                                     Exhibit 8.1

                  [Squire, Sanders & Dempsey L.L.P. Letterhead]



                               December ___, 2002

Education Funding Capital Trust-I
c/o Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, DE 19890

Education Funding Capital I, LLC
6 East Fourth Street
Suite 300
Cincinnati, OH 45202


Re: Education Funding Capital Trust-I Registration Statement on Form S-4 (No. ________________)

Dear Ladies and Gentlemen:

      We have acted as special tax counsel for Education Funding Capital Trust-I, a Delaware business trust (the "Issuer"), and Education Funding Capital I, LLC, a Delaware limited liability company (the "Depositor"), in connection with the above-referenced registration statement (together with any exhibits and amendments thereto, the "Registration Statement"), filed by the Issuer with the Securities and Exchange Commission in connection with the registration by the Issuer of (1) $75,000,000 in principal amount of Auction Rate Education Loan-Backed Notes, Series 2002 A1-1; (2) $75,000,000 in principal amount of Auction Rate Education Loan-Backed Notes, Series 2002 A1-2; (3) $75,000,000 in principal amount of Auction Rate Education Loan-Backed Notes, Series 2002 A1-3;
(4) $67,800,000 in principal amount of Auction Rate Education Loan-Backed Notes, Series 2002 A1-4; (5) $64,500,000 in principal amount of Auction Rate Education Loan-Backed Notes, Series 2002 A1-5; (6) $66,000,000 in principal amount of Auction Rate Education Loan-Backed Notes, Series 2002 A1-6; (7) $66,000,000 in principal amount of Auction Rate Education Loan-Backed Notes, Series 2002 A1-7;
(8) $33,700,000 in principal amount of Auction Rate Education Loan-Backed Notes, Series 2002 B1-1; (9) $78,000,000 in principal amount of Auction Rate Education Loan-Backed Notes, Series 2002 A1-8; (10) $78,000,000 in principal amount of Auction Rate Education Loan-Backed Notes, Series 2002 A1-9; (11) $78,000,000 in principal amount of Auction Rate Education Loan-Backed Notes, Series 2002 A1-10;
(12) $78,000,000 in principal amount of Auction Rate Education Loan-Backed Notes, Series 2002 A1-11; (13) $78,000,000 in principal amount of Auction Rate Education Loan-Backed Notes, Series 2002 A1-12; (14) $78,000,000 in principal amount of Auction Rate Education Loan-Backed Notes, Series 2002 A1-13;

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Education Funding Capital Trust-I
Education Funding Capital, LLC
December ___, 2002
Page 2

and (15) $32,000,000 in principal amount of Auction Rate Education Loan-Backed Notes, Series 2002 B1-2 (collectively, the "New Notes").

      The respective series of New Notes are being offered pursuant to an exchange offer (the "Exchange Offer") in exchange for the Issuer's outstanding
(1) $75,000,000 in principal amount of Auction Rate Education Loan-Backed Notes, Series 2002 A-1; (2) $75,000,000 in principal amount of Auction Rate Education Loan-Backed Notes, Series 2002 A-2; (3) $75,000,000 in principal amount of Auction Rate Education Loan-Backed Notes, Series 2002 A-3; (4) $67,800,000 in principal amount of Auction Rate Education Loan-Backed Notes, Series 2002 A-4;
(5) $64,500,000 in principal amount of Auction Rate Education Loan-Backed Notes, Series 2002 A-5; (6) $66,000,000 in principal amount of Auction Rate Education Loan-Backed Notes, Series 2002 A-6; (7) $66,000,000 in principal amount of Auction Rate Education Loan-Backed Notes, Series 2002 A-7; (8) $33,700,000 in principal amount of Auction Rate Education Loan-Backed Notes, Series 2002 B-1;
(9) $78,000,000 in principal amount of Auction Rate Education Loan-Backed Notes, Series 2002 A-8; (10) $78,000,000 in principal amount of Auction Rate Education Loan-Backed Notes, Series 2002 A-9; (11) $78,000,000 in principal amount of Auction Rate Education Loan-Backed Notes, Series 2002 A-10; (12) $78,000,000 in principal amount of Auction Rate Education Loan-Backed Notes, Series 2002 A-11;
(13) $78,000,000 in principal amount of Auction Rate Education Loan-Backed Notes, Series 2002 A-12; (14) $78,000,000 in principal amount of Auction Rate Education Loan-Backed Notes, Series 2002 A-13; and (15) $32,000,000 in principal amount of Auction Rate Education Loan-Backed Notes, Series 2002 B-2 (collectively, the "Old Notes"). The Old Notes were originally issued and sold in reliance upon an exemption from registration under the Securities Act of 1933.

      We are familiar with the proceedings to date in connection with the proposed Exchange Offer and issuance of the New Notes and, in order to express our opinion hereinafter contained, we have examined copies of the forms of the following documents, each of which is included as an exhibit to the Registration
Statement: (i) the Amended and Restated Trust Agreement of the Issuer; (ii) the Depositor Transfer and Sale Agreement; (iii) the Indenture and Supplemental Indenture; (iv) the Old Notes; (v) the Administration Agreement; (vi) the Servicing Agreement; (vii) the Limited Liability Company Operating Agreement of Depositor; and (viii) the other substantive documents described in the Registration Statement, including the Prospectus (collectively the "Transaction Documents"). We have also examined such other records and documents and such matters of law as we have considered relevant for purposes of this opinion.

      The opinions set forth in this letter concerning federal income tax matters are based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, current positions of the Internal Revenue Service, including those contained in published Revenue Rulings and Revenue Procedures, and existing judicial decisions. The opinions contained in this letter are subject to the explanations and qualifications set forth under the caption "Federal Income Tax Consequences" in the Prospectus, which constitutes a part of the Registration Statement.

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Education Funding Capital Trust-I
Education Funding Capital, LLC
December ___, 2002
Page 3

      Based on the foregoing and assuming that the Transaction Documents are executed and delivered in substantially the form we have examined, we hereby confirm our opinion with respect to the federal income tax consequences of the exchange of the Old Notes for the New Notes, the federal income tax characterization of the New Notes, and the federal income tax treatment of the issuance of such Notes as set forth under the caption "Federal Income Tax Consequences" in the Prospectus. In our opinion, there will be no federal income tax consequences to a holder resulting from the exchange of an Old Note for a New Note pursuant to the Exchange Offer. Moreover, we are of the opinion that the statements regarding federal income tax matters set forth in the Prospectus under the heading "Federal Income Tax Consequences" are a fair and adequate summary of the material federal income tax consequences of the issuance and holding of the New Notes.

      There can be no assurance, however, that the legal conclusions and opinions presented in the Prospectus under the heading "Federal Income Tax Consequences" and in this letter will not be successfully challenged by the relevant administrative authorities, or significantly altered by new legislation, changes in administrative positions, or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.

      No opinion has been sought and none is hereby given concerning the tax treatment of the Exchange Offer and the issuance of the New Notes under the laws of any state, local, or foreign jurisdiction. Further, no opinion has been sought and none is hereby given concerning any federal tax consequences other than the federal income tax opinions given herein and in the Prospectus.

      We hereby consent both to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the captions "Federal Income Tax Consequences" and "Legal Matters."

                                Very truly yours,